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                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-16190 and Form S-3, No. 33-47266) of Southern Natural Gas Company and in the related Prospectus and Prospectus Supplement of our report dated January 19, 1995, with respect to the consolidated financial statements of Southern Natural Gas Company included in the Annual Report (Form 10-K) for the year ended December 31, 1994.





                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP


Birmingham, Alabama
March 24, 1995